Exhibit 10.15

K2M GROUP HOLDINGS, INC.

2014 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I — PURPOSE

1.01	Purpose

The K2M Group Holdings, Inc. 2014 Employee Stock Purchase Plan is intended to provide a method whereby employees of the Company and its Corporate Affiliates will have an opportunity to acquire a proprietary interest in the Company through the purchase of Stock. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Code Section 423.

The Plan was adopted by the Board and ratified by the Company’s stockholders on April 21, 2014 (the “Effective Date”) and shall continue in force and effect until terminated under Section 10.04.

ARTICLE II — DEFINITIONS

2.01	Base Pay

“Base Pay” shall mean regular straight time earnings annualized as of the relevant Offering Commencement Date, excluding payments, if any, for overtime, incentive compensation, commissions, incentive payments, premiums, bonuses, and any other special remuneration; provided, however, that for a Participant for whom Sales-related Compensation accounts for 35% or more of total compensation (regular straight time earnings plus Sales-Related Compensation) of the Participant as of the Offering Commencement Date of the relevant Offering, “Base Pay” shall mean 65% of the sum of regular straight time earnings annualized as of the relevant Offering Commencement Date, excluding payments, if any, for overtime, incentive compensation, commissions (other than as stated above), incentive payments, premiums, bonuses and any other special remuneration, plus Sales-Related Compensation.

2.02	Beneficial Owner

“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act (or any successor rule thereto).

2.03	Board

“Board” means the Board of Directors of the Company.

2.04	Change in Control

“Change in Control” of the Company shall mean the occurrence of any of the following events:

(i) the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 40% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock (the “Outstanding Company Common Stock”); or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Corporate Affiliate; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Corporate Affiliate; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of persons including the Participant (or any entity controlled by the Participant or any group of persons including the Participant);

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(ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; or

(iii) the sale, transfer or other disposition of all or substantially all of the assets of the Company to any Person that is not a Corporate Affiliate.

2.05	Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

2.06	Committee

“Committee” shall mean the individuals appointed by the Company to administer the Plan as described in Article IX.

2.07	Company

“Company” shall mean K2M Group Holdings, Inc.

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2.08	Corporate Affiliate

“Corporate Affiliate” shall mean any parent or subsidiary corporation or limited liability company of the Company (as determined in accordance with Code section 424), whether now existing or subsequently established, and as designated as a ‘Corporate Affiliate’ by the Committee.

2.09	Eligible Director

“Eligible Director” means a person who is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

2.10	Eligible Employee

“Eligible Employee” means, unless the Committee determines otherwise in a manner that complies with Section 423(b)(4) and the Treasury Regulations promulgated thereunder, any individual in an employment relationship (as determined under Treasury Regulations section 1.421-1(h)) with a Participating Company whose customary employment is more than 20 hours per week.

2.11	Enrollment Period

“Enrollment Period” shall mean with respect to all Offerings other than the First Offering, the period designated by the Committee prior to such Offering during which Eligible Employees may authorize payroll deductions through a Subscription. Unless the Committee determines otherwise, the Enrollment Period with respect to any Offering shall end on the fifteenth day of the month immediately preceding the Offering Commencement Date and any Subscription received after such date shall be deemed to be an enrollment in the next following Offering. In the case of the First Offering, all Eligible Employees shall be automatically deemed to have entered a Subscription, as provided in Section 3.01.

2.12	Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

2.13	Fair Market Value

The “Fair Market Value” of a share of Stock on a given day shall be the closing sales price of a share of Stock on the primary exchange on which the Stock is traded on such date or, in the event that the Stock is not traded on such date, then the immediately preceding trading date.

2.14	First Offering

“First Offering” shall mean the first Offering under this Plan, starting on the date set by the Committee in its sole discretion.

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2.15	Initial Public Offering

“Initial Public Offering” shall mean the Company’s underwritten initial public offering of shares of Stock on the NASDAQ Global Market pursuant to an effective registration statement under the Securities Act.

2.16	Offering

“Offering” shall mean the offerings of the Company’s Stock under this Plan (including the First Offering), the duration of which shall generally be six (6) months, but shall not exceed twenty seven (27) months.

2.17	Offering Commencement Date

“Offering Commencement Date” shall mean the day the underwriting agreement is executed in connection the Company’s Initial Public Offering and, unless determined otherwise by the Committee, the first day of each Offering thereafter, as established by the Committee.

2.18	Offering End Date

“Offering End Date” shall mean, with respect to the First Offering, December 31,2014, and with respect to each successive Offering under this Plan, such date as is established by the Committee.

2.19	Participant

“Participant” shall mean an Eligible Employee who has elected to participate in an Offering by entering a Subscription during the Enrollment Period for such Offering. In the case of the First Offering, “Participant” shall mean an Eligible Employee who does not timely file an election to terminate his or her automatic Subscription in the First Offering as provided in Section 3.04(a).

2.20	Participating Company

“Participating Company” shall mean the Company and each Corporate Affiliate as may be authorized from time to time by the Committee to extend the benefits of the Plan to their Eligible Employees.

2.21	Person

“Person” shall have the meaning ascribed to such term in Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

2.22	Plan

“Plan” shall mean the K2M Group Holdings, Inc. 2014 Employee Stock Purchase Plan, as amended from time to time.

2.23	Purchase Date

“Purchase Date” shall mean with respect to any Offering, the Offering End Date associated with such Offering (or such other dates determined by the Committee prior to the Offering Commencement Date or pursuant to Section 6.04); provided, however, if any such day is not a business day, the Purchase Date shall be the next preceding business date on which shares of Stock are traded.

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2.24	Reserves

“Reserves” shall have the definition set forth in Section 10.03(a).

2.25	Rule 16b-3

“Rule 16b-3” shall mean Rule 16b-3 promulgated under the Exchange Act.

2.26	Sales-Related Compensation

“Sales-Related Compensation” shall mean a Participant’s targeted level (at “plan”) of commission-based incentive pay related directly to sales volume credited to an Employee, measured as of the Offering Commencement Date for the relevant Offering.

2.27	Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

2.28	Stock

“Stock” shall mean the common stock, par value $0.001, of the Company.

2.29	Subscription

“Subscription” shall mean an Eligible Employee’s authorization for payment to be made by the Eligible Employee for Stock purchases under this Plan in the form and manner specified by the Committee (which may include enrollment by submitting forms, by voice response, internet access or other electronic means). Except as provided in Section 3.04, and unless withdrawn earlier in accordance with Section 6.02, each Subscription shall be in effect for the duration of the Offering to which it applies. No more than one Subscription may be in effect for an Eligible Employee with respect to any Offering.

ARTICLE III — ELIGIBILITY AND PARTICIPATION

3.01	Initial Eligibility

Except as provided otherwise by the Committee, any individual who is an Eligible Employee as of the first Offering Commencement Date (in conjunction with the Initial Public Offering) shall be deemed eligible to participate in the First Offering, and shall further be deemed to have entered a Subscription for the First Offering equal to 2% of the Participant’s Base Pay, according to the terms and provisions of Section 3.04(a). Except as provided otherwise by the Committee, any individual who is an Eligible Employee on an Offering Commencement Date with respect to Offerings after the First Offering shall be eligible to participate in the Offering commencing on such date, subject to the terms and conditions of the Plan.

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3.02	Leave of Absence

Solely to the extent permitted under Section 423 of the Code and the Treasury Regulations promulgated thereunder:

(a)	For purposes of participation in the Plan, a Participant on a leave of absence shall be deemed to be an employee for a period of up to 90 days or, if longer, during the period the Participant’s right to reemployment is guaranteed by statute or contract.

(b)	If the leave of absence is paid, deductions authorized under any Subscription in effect at the time the leave began will continue.

(c)	If the leave of absence is unpaid, no deductions or contributions will be permitted during the leave. If such a Participant returns to active status within 90 days or the guaranteed reemployment period, as applicable, payroll deductions under the Subscription in effect at the time the leave began will automatically begin again upon the Participant’s return to active status, unless the Subscription has expired.

(d)	If the Participant does not return to active status within 90 days or the guaranteed reemployment period, as applicable, the Participant shall be treated as having terminated employment for all purposes of the Plan. If such terminated Participant later returns to active employment as an Eligible Employee or if a Participant returns to active employment as an Eligible Employee after the Subscription has expired, such individual will be treated as a new employee and will be eligible to participate in Offerings commencing after his or her reemployment date by filing a Subscription during the applicable Enrollment Period for such Offering.

3.03	Restrictions on Participation

Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a right to purchase Stock:

(a)	if, immediately after the grant, such employee would own Stock, and/or hold outstanding options to purchase Stock, possessing 5% or more of the total combined voting power or value of all classes of the Company’s stock (for purposes of this paragraph, the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

(b)

which permits the employee’s rights to purchase Stock under all employee stock purchase plans of the Company to accrue at a rate which exceeds $25,000 in Fair Market Value of the Stock (determined at the time such right to purchase Stock is granted) for each calendar year in which such right is outstanding. When applying the limitation of this Section 3.03(b), the right to purchase Stock under an option accrues when the option (or any portion thereof) first becomes exercisable during the calendar year, the right to purchase Stock under an option accrues at the rate provided in the option, but in no case may such rate exceed

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$25,000 of Fair Market Value of such Stock (determined at the time such option is granted) for any one calendar year; and a right to purchase Stock that has accrued under one option granted pursuant to the Plan may not be carried over to any other option to purchase Stock.

3.04	Commencement of Participation

(a)	Participation in First Offering: Except as otherwise provided by the Committee prior to the Offering Commencement Date associated with the First Offering, all Eligible Employees shall be deemed a Participant in the First Offering. Each Participant’s Subscription for the First Offering shall automatically be deemed to equal 2% of Base Pay. At any point prior to the Offering End Date of the First Offering, Participants may elect to terminate their Subscriptions for such First Offering, in which case, such Participants will no longer be eligible to participate in the First Offering. Participants who do not timely elect to terminate their Subscriptions for the First Offering shall continue to be treated as a Participant through the entire First Offering. Payment of the Purchase Price for Stock purchased in the First Offering shall be made by continuing Participants prior to the end of the First Offering, according to terms established by the Committee.

(b)	Participation in Offerings after the First Offering: An Eligible Employee may become a Participant in any Offering following the First Offering by entering a Subscription during the Enrollment Period for such Offering. Payroll deductions for such Offering shall commence on the applicable Offering Commencement Date and shall end on the applicable Offering End Date unless withdrawn by the Participant or sooner terminated in accordance with Article VII. Only one Subscription may be in effect with respect to any Participant at any one time. A Participant may terminate his or her Subscription associated with an Offering according to the provisions of Section 6.02.

3.05	Participation After Rehire

An Eligible Employee’s Subscription will automatically terminate on the date he or she is no longer an employee of any Participating Company. If the Eligible Employee terminates employment with a Subscription in effect with respect to an Offering and is rehired prior to the Offering End Date for that Offering, the Subscription will not be reinstated and the Eligible Employee will not be allowed to again make payroll deductions under such Offering. The Eligible Employee may elect to participate in Offerings commencing after his or her reemployment date by entering a Subscription during the applicable Enrollment Period for such Offering. Notwithstanding any other provision of this Plan, an Eligible Employee’s transfer from one Participating Company to another shall not terminate such Eligible Employee’s Subscription.

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3.06	International Employees/International Transfers

Eligible Employees who transfer to a Participating Company may not participate in Offerings which had an Offering Commencement Date prior to such transfer. Subject to Section 10.07, such Eligible Employee may participate in Offerings commencing after such transfer by entering a Subscription during the applicable Enrollment Period for such Offering.

A Participant who transfers from a Participating Company to a Corporate Affiliate that is not a Participating Company or who is relocated to a jurisdiction in which otherwise Eligible Employees may be excluded from the Plan pursuant to Section 10.07 hereof will be treated as a terminated Participant under this Plan.

ARTICLE IV — OFFERINGS

4.01	Offering Periods

The Plan will commence with the First Offering and, unless determined otherwise by the Committee, will continue in operation with new Offerings commencing after the Offering End Date for the First Offering and successive Offerings, upon such schedule as is established by the Committee. Eligible Employees may not have in effect more than one Subscription with respect to any Offering.

With respect to the First Offering, Eligible Employees will be deemed to have entered a Subscription equal to 2% of their Base Pay. In subsequent Offerings, Participants may subscribe to any Offering by entering a Subscription during the Enrollment Period for such Offering in such manner as the Committee may prescribe (which may include enrollment by submitting forms, by voice response, internet access or other electronic means).

A Subscription that is in effect on an Offering End Date will automatically be deemed to be a Subscription for the Offering that commences immediately following such Offering End Date, provided that the Participant is still an Eligible Employee and has not withdrawn the Subscription. Under the foregoing automatic enrollment provisions, payroll deductions will continue at the level in effect immediately prior to the new Offering Commencement Date, unless changed in advance by the Participant in accordance with Section 5.03.

4.02	Purchase Price

The purchase price per share of Stock under each Offering shall be the lower of:

(a)	85% of the Fair Market Value of the Stock on the Offering Commencement Date; or

(b)	85% of the Fair Market Value of the Stock on the Purchase Date.

Except as provided in Section 3.04(a) in connection with the First Offering, such purchase price may only be paid with accumulated payroll deductions in accordance with Article V.

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4.03	Grant of Option

On each Offering Commencement Date, each Participant shall be deemed to have been granted an option to purchase as many shares of Stock (rounded down to the nearest whole share of Stock) as may be purchased with his or her payroll deductions during the related Offering at the purchase price determined under Section 4.02; provided, however, that such option shall be subject to the limitations set forth in Section 3.03 and Section 8.01, and may be reduced pursuant to Section 8.01, in each case, if applicable.

ARTICLE V — PAYROLL DEDUCTIONS

5.01	Amount of Deduction

Except as provided otherwise in connection with the First Offering, an Eligible Employee’s Subscription shall authorize payroll deductions at a rate, in whole percentages, of no less than 1% and no more than 10% of Base Pay on each payday that the Subscription is in effect.

5.02	Participant’s Account

All payroll deductions made with respect to a Participant shall be credited to his or her recordkeeping account under the Plan. A Participant may not make any separate cash payment into such account. No interest will accrue or be paid on any amount withheld from a Participant’s pay under the Plan or credited to the Participant’s account. Except as otherwise provided in this Section 5.02, all amounts in a Participant’s account will be used to purchase whole shares of Stock and no cash refunds shall be made from such account. Any amounts that are insufficient to purchase whole shares shall be credited to the Participant’s account, and added to any fractional amounts resulting on subsequent Purchase Dates. Upon liquidation or other closing of a Participant’s account, any fractional amounts shall be paid in cash to the Participant based on the then current Fair Market Value of the Stock. In addition, any amounts that are withheld but unable to be applied to the purchase of Stock because of the limitations of Section 3.03 shall be returned to the Participant without interest and will not be used to purchase shares with respect to any other Offering under the Plan.

5.03	No Changes in Payroll Deductions

Following the Offering Commencement Date associated with an Offering, a Participant may withdraw from the Offering (pursuant to Section 7.01), but may not otherwise change his or her level of payroll deduction with respect to such Offering (other than the ability to terminate Subscriptions within the First Offering, as set forth in Section 3.04(a)). Any such withdrawal shall only be deemed effective if executed pursuant to procedures established by the Committee.

ARTICLE VI — EXERCISE OF RIGHTS TO PURCHASE STOCK

6.01	Automatic Exercise

(a)

Unless a Participant terminates his or her subscription as provided in Section 6.02, a Participant’s right to purchase Stock with respect to any Offering will be automatically exercised on each Purchase Date for the Offering. Except as provided otherwise in connection with the First Offering, the right to purchase Stock will be exercised by using the accumulated payroll deductions in the

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Participant’s account as of each such Purchase Date to purchase the number of whole shares of Stock that may be purchased at the purchase price on such date, determined in accordance with Section 4.02. Notwithstanding Section 6.03 below, the shares of Stock purchased upon exercise of an option hereunder shall be deemed to be transferred to the Participant as of the Purchase Date. During his or her lifetime, a Participant’s option to purchase shares of Stock hereunder is exercisable only by him or her.

(b)	At the time an option granted under the Plan is exercised, in whole or in part, or at the time some or all of the Stock issued to a Participant under the Plan is disposed of, the Participant must make adequate provisions for any applicable federal, state or other tax withholding obligations, if any, which arise upon the Purchase Date or the disposition of the Stock. At any time, the Company or a Corporate Affiliate may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or disposition of Stock by the Participant earlier than as described in Section 423(a)(1) of the Code.

6.02	Termination of Subscription

Following the Offering Commencement Date associated with an Offering, a Participant may terminate his or her Subscription for the Offering (but may not otherwise reduce or increase the scope of elected payroll deductions under the Subscription) prior to the Offering End Date associated with such Offering. Any such termination shall be executed in conformity with rules established by the Committee or its designee. If a Participant terminates his or her Subscription with respect to any Offering, the accumulated payroll deductions in the Participant’s account at the time the Subscription is withdrawn will be used to purchase shares of Stock at the next Purchase Date for the Offering to which the Subscription related, in accordance with Section 6.01.

6.03	Delivery of Stock

(a)	As promptly as practicable after each Purchase Date, the number of shares of Stock purchased by each Participant upon exercise of his or her option shall be deposited into an account established in the Participant’s name with the broker designated by the Committee for such purpose.

(b)	Stock purchases under the Plan will be held in an account in the Participant’s name in uncertificated form unless certification is requested by the Participant. Furthermore, Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant.

6.04	Change in Control

(a)

Corporate Transactions. In the event of a dissolution or liquidation of the Company, any Offering then in progress will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the

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event of any other Change in Control, each option outstanding under the Plan shall be assumed or an equivalent option shall be substituted by the successor corporation or a parent or subsidiary of such successor corporation. In the event that the successor corporation refuses to assume or substitute for outstanding options, each Offering then in progress shall be shortened and a new Purchase Date shall be set (the “New Purchase Date”), as of which date any Offering then in progress will terminate. The New Purchase Date shall be on or before the date of consummation of the Change in Control and the Board shall notify each Participant in writing, at least ten days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering as provided in Section 6.02. For purposes of this Section 6.04(a), an option granted under the Plan shall be deemed to be assumed, without limitation, if, at the time of issuance of the stock or other consideration upon a Change in Control, each holder of an option under the Plan would be entitled to receive upon exercise of the option the same number and kind of shares of stock or the same amount of property, cash or securities as such holder would have been entitled to receive upon the occurrence of the transaction if the holder had been, immediately prior to the transaction, the holder of the number of shares of Stock covered by the option at such time (after giving effect to any adjustments in the number of shares of Stock covered by the option as provided for in Section 10.03); provided, however, that if the consideration received in the transaction is not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in Fair Market Value to the per share consideration received by holders of Stock in the transaction.

(b)	Sales of Participating Companies and Corporate Affiliates. In the event the Company consummates the sale or transfer of a Participating Company, Corporate Affiliate, business unit or division to an unaffiliated person or entity, or the spin-off of a Participating Company, Corporate Affiliate, business unit or division to shareholders during an Offering, the payroll deductions, plus any interest thereon (if any), credited to the account of each Participant employed by such Participating Company, Corporate Affiliate, business unit or division, as applicable, as of the time of such sale, transfer or spin-off with respect the offering to which such Offering relates, will be returned to the Participant, and the Participant’s option will be automatically terminated.

ARTICLE VII — WITHDRAWAL

7.01	Procedures for Withdrawal

A Participant may withdraw all, but not less than all, of the accumulated payroll deductions credited to the Participant’s recordkeeping account at any time before a Purchase Date by notifying the Committee or its designee of the Participant’s election to withdraw, pursuant to

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rules prescribed by the Committee. If a Participant elects to withdraw, all of the Participant’s accumulated payroll deductions credited to the Participant’s recordkeeping account will be returned to the Participant and the Participant may not elect to direct further payroll deductions under the Plan for the purchase of Stock during that Offering.

7.02	Effect on Subsequent Participation

The Committee shall have the authority to decide the Participant’s eligibility to participate in any succeeding Offering if Participant withdraws from any Offering.

7.03	Termination of Employment

(a)	Termination other than for Death, Disability, or Retirement: If a Participant’s employment with the Company or a Corporate Affiliate terminates for any reason other than death, Disability or Retirement, the Participant will cease to participate in the Plan, and the Company will refund the balance of accumulated payroll deductions in the Participant’s recordkeeping account.

For purposes of this Plan, a Participant in the Plan shall be deemed to have a “Disability” if the Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected by the Company, in its reasonable determination, to result in death or can be expected by the Company, in its reasonable determination, to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The term “Retirement” shall have the meaning ascribed to it by the Committee according to administrative rules promulgated under the Plan.

(b)	Termination for Death, Disability, or Retirement: Upon termination of the Participant’s status as an Eligible Employee prior to a Purchase Date for any reason, including termination of employment or death, the payroll contributions credited to his or her account will be returned to him or her, and his or her option will be automatically terminated; provided, however, that in the event of the death of a Participant, the Company shall deliver the payroll contributions, without interest, to the executor or administrator of the estate of the Participant or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such amounts to the spouse or to any one or more dependents or relatives of the Participant.

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ARTICLE VIII — STOCK

8.01	Maximum Shares

The maximum number of shares which may be issued under the Plan, subject to adjustment upon changes in capitalization of the Company as provided in Section 10.03, shall be 411,523 shares. If the total number of shares for which rights to purchase Stock are exercised on any Purchase Date exceeds the maximum number of shares available for issuance, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him or her as promptly as possible, and any or all Offerings then in effect may be terminated pursuant to Section 10.04 below.

8.02	Participant’s Interest in Rights to Purchase Stock

The Participant will have no interest in Stock covered by a right to purchase Stock under the Plan until such right has been exercised.

ARTICLE IX — ADMINISTRATION

9.01	Appointment of Committee

The Company’s Board of Directors shall appoint a Committee to administer the Plan. No member of the Committee who is not otherwise an Eligible Employee shall be eligible to purchase Stock under the Plan.

9.02	Authority of Committee

(a)	To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee shall, at the time he or she takes any action with respect to an option granted under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any option granted by the Committee that is otherwise validly granted under the Plan.

(b)	Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine whether, to what extent, and under what circumstances options may be exercised, canceled, forfeited, or suspended and the method or methods by which options may be settled, exercised, canceled, forfeited, or suspended; (iii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or option granted under, the Plan; (iv) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (v) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; (vi) determine procedures for setting or changing payroll deduction percentages and obtaining necessary tax withholdings; (vii) determine if and when the employees of Corporate Affiliates organized or acquired after the Effective Date shall be eligible for participation in the Plan.

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(c)	Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the Stock is listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Committee herein, and which may be so delegated as a matter of law.

(d)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any option or any documents evidencing options granted under to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any Affiliate, any Participant, any holder or beneficiary of any option, and any stockholder of the Company.

(e)

No member of the Board, the Committee or any employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any option hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made under the Plan or any option agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined as provided below that the Indemnifiable Person is not entitled to be indemnified); provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or

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other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)	Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant options and administer the Plan with respect to such options. Any such actions by the Board shall be subject to the applicable rules of any other securities exchange or inter-dealer quotation system on which the Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

9.03	Rules Governing the Administration of the Committee

The Company’s Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall deem advisable and may hold telephonic meetings. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The Committee may correct any defect or omission or reconcile any inconsistency in the Plan, in the manner and to the extent it shall deem desirable. Any decision or determination reduced to writing and signed by a majority of the members of the Committee shall be as fully effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

9.04	Statements

Statements of account will be made available to Participants by the Company or the broker designated by the Committee in the form and manner designated by the Committee.

ARTICLE X — MISCELLANEOUS

10.01	Transferability

Neither payroll deductions credited to a Participant’s account nor any rights with regard to the exercise of a right to purchase Stock or to receive Stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the Participant other than by will or the laws of descent and distribution or as provided in Section 7.03. Any such attempted

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assignment, transfer, pledge or other disposition shall be without effect. During a Participant’s lifetime, rights to purchase Stock that are held by such Participant shall be exercisable only by that Participant.

10.02	Use of Funds

All payroll deductions received or held by the Participating Company under this Plan may be used by the Participating Company for any corporate purpose and the Participating Company shall not be obligated to segregate such payroll deductions.

10.03	Adjustment Upon Changes in Capitalization

(a)	Adjustments. Subject to any required action by the stockholders of the Company, (i) the number of shares of Stock covered by each option under the Plan that has not yet been exercised, (ii) the number of shares of Stock that have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), and (iii) the number of shares of Stock set forth in Section 8.01 above, shall, if applicable, be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, subdivision, combination or reclassification of the Stock (including any such change in the number of shares of Stock effected in connection with a change in domicile of the Company), or any other increase or decrease in the number of shares of Stock effected without receipt of consideration by the Company, or any increase or decrease in the value of a Share resulting from a spinoff or split-up; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an option.

(b)	Other Adjustments. The Committee may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Stock, and in the event of the Company’s being consolidated with or merged into any other corporation.

10.04	Amendment and Termination

(a)

The Board may at any time and for any reason terminate the Plan. Except as provided in Sections 10.03 and 6.04, no such termination of the Plan may affect options previously granted, provided that the Plan or an Offering may be terminated by the Board on a Purchase Date or by the Board’s setting a new Purchase Date with respect to an Offering then in progress if the Board

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determines that termination of the Plan and/or the Offering is in the best interests of the Company and the stockholders or if continuation of the Plan and/or the Offering would cause the Company to incur adverse accounting charges as a result of a change after the effective date of the Plan in the generally accepted accounting principles applicable to the Plan. Either the Board or the Committee may amend the Plan. Except as provided in Section 10.03 and in this Section 10.04, no amendment to the Plan shall make any change in any option previously granted that adversely affects the rights of any Participant. In addition, to the extent necessary to comply with Rule 16b-3 or Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b)	Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, the Board or the Committee shall be entitled to change the Offering, limit the frequency and/or number of changes in the amount withheld during an Offering, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Stock for each Participant properly correspond with amounts withheld from the Participant’s compensation, and establish such other limitations or procedures as the Board or the Committee determines in its sole discretion advisable that are consistent with the Plan.

(c)	Upon termination of the Plan, the date of termination shall be considered a Purchase Date, and any cash remaining in Participant accounts will be applied to the purchase of Stock, unless determined otherwise by the Company’s Board of Directors. Upon termination of the Plan, the Company’s Board of Directors shall have authority to establish administrative procedures regarding the exercise of outstanding rights to purchase Stock or to determine that such rights shall not be exercised.

10.05	No Employment Rights

The Plan does not, directly or indirectly, create in any employee or class of employees any right with respect to continuation of employment with the Company or any Corporate Affiliate, and it shall not be deemed to interfere in any way with the right of the Company or any Corporate Affiliate employing such person to terminate, or otherwise modify, an employee’s employment at any time.

10.06	Effect of Plan

The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each employee participating in the Plan, including, without limitation, such employee’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

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10.07	International Employees

Notwithstanding any provision in the Plan to the contrary, employees of a Participating Company who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of section 7701(b)(1)(A) of the Code)) may be excluded from the coverage of the Plan and any Offering thereunder if and to the extent the following apply:

(a)	The grant of an option under the Plan or Offering to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction; or

(b)	Compliance with the laws of the foreign jurisdiction would cause the Plan or Offering to violate the requirements of section 423 of the Code.

10.08	Governing Law

The law of the State of Delaware will govern all matters relating to this Plan except to the extent it is superseded by the laws of the United States.

10.09	Miscellaneous

(a)	Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

(b)	Conditions Upon Issuance of Shares of Stock. Shares of Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Stock pursuant thereto shall comply with all applicable provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, applicable state securities laws and the requirements of any stock exchange upon which the shares of Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such Stock if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c)

Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of Shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This Plan shall be deemed to contain, and such options shall contain, and the

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Shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.